FORM OF
                            ADMINISTRATION AGREEMENT

     THIS ADMINISTRATION AGREEMENT ("Agreement") is made this ___ day of January 2006 by and between RMK MULTI-SECTOR HIGH INCOME FUND, INC. (the "Fund"), a Maryland corporation, having its principal place of business at Fifty Front Street, Memphis, Tennessee 38103, and MORGAN ASSET MANAGEMENT, INC. (the "Administrator"), a Tennessee corporation, having its principal place of business at 417 North 20th Street, Suite 1500, Birmingham, Alabama 35203.

     WHEREAS, the Fund, a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), wishes to retain the Administrator to provide administrative services to the Fund; and

     WHEREAS, the Administrator is willing to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

     1. APPOINTMENT OF THE ADMINISTRATOR. The Fund hereby appoints the Administrator to act as the administrator for the Fund for the period, in the manner, and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services and to assume the obligations herein set forth. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     2. ADMINISTRATIVE SERVICES. As administrator, and subject to the supervision and control of the Board of Directors of the Fund (the "Board"), the Administrator shall perform (or supervise the performance by others) and will provide facilities, equipment and personnel to carry out the following administrative services for operation of the business and affairs of the Fund:

     (i) furnish without cost to the Fund, or pay the cost of, such office space, office equipment and office facilities as are adequate for the needs of the Fund;

     (ii) provide, without remuneration from or other cost to the Fund, the services of individuals competent to perform all of the executive, administrative and clerical functions of the Fund that are not performed by employees or other agents engaged by the Fund or by the Administrator acting in some other capacity pursuant to a separate agreement or arrangement with the Fund;

     (iii) assist the Fund in selecting, reviewing and coordinating the activities of the other agents engaged by the Fund, including the Fund's dividend disbursing agent, custodian, independent public accountants and legal counsel;

     (iv) authorize and permit the Administrator's directors, officers or employees who may be elected or appointed as officers or directors of the Fund to serve in such capacities, without remuneration from

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            or other cost to the Fund;

     (v) assure that all financial, accounting and other records required to be maintained and preserved by the Fund are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations;

     (vi) assist in the preparation and arrange for the printing and dissemination of (but not pay for) all periodic reports and proxy statements by the Fund to stockholders of the Fund; assist in the preparation and filing of all reports and filings required to maintain the registration, qualification and listing on a national securities exchange of the Fund and the shares of the Fund, or to meet other regulatory or tax requirements applicable to the Fund or the shares of the Fund, under federal and state securities and tax laws;

     (vii) respond to telephonic and in-person inquiries from existing stockholders or their representatives requesting information regarding matters such as stockholder account or transaction status, net asset value of Fund shares, and Fund performance, Fund services, plans and options, Fund investment policies, Fund portfolio holdings, and Fund distributions and classification thereof for tax purposes;

     (viii) handle stockholder complaints and correspondence directed to or brought to the attention of the Administrator; generate or develop and distribute special data, notices, reports, programs and literature required by large stockholders, by stockholders with specialized informational needs, or by stockholders generally in light of developments, such as changes in tax laws; and

     (ix) provide such other services required by the Fund as the parties may from time to time agree in writing are appropriate to be provided under this Agreement.

     In performing its duties hereunder, the Administrator shall act in accordance with the Fund's investment objectives, policies and limitations as set forth in the Fund's currently effective registration statement, the Fund's Articles of Incorporation and Bylaws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") and other applicable federal and state laws, and such other guidelines as the Board may reasonably establish or approve, and will consult with legal counsel to the Fund, as necessary and appropriate.

     The Administrator is hereby authorized to retain one or more third parties and to delegate all or some of its duties and obligations hereunder to such persons, provided that such persons shall remain under the general supervision of the Administrator and the Administrator shall be responsible for monitoring the performance by such persons of any duty or obligation so delegated. The compensation of such persons shall be paid by the Administrator and no obligation shall be incurred on behalf of the Fund in such respect, except to the extent an obligation of the Fund is identified herein or in a written agreement with a service provider. The division of the Administrator's duties and obligations hereunder between those to be delegated to a third party and those to be performed by the Administrator shall be in the Administrator's sole

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discretion and may be changed from time to time by the Administrator.

     3. BOOKS AND RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Fund shall be the property of the Fund and will be made available or surrendered to the Fund promptly upon request. In the case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection. The Administrator will be responsible for preserving the confidentiality of information concerning the holdings, transactions, and business activities of the Fund in conformity with the requirements of the 1940 Act, other applicable laws and regulations, and any policies that are approved by the Board.

     4. REPORTS. The Administrator shall furnish to or place at the disposal of the Fund such information, evaluations, analyses and opinions formulated or obtained by the Administrator in the discharge of its duties as the Fund may, from time to time, reasonably request. The Fund shall furnish the Administrator with such documents and information with regard to its affairs as the Administrator may, at any time or from time to time, reasonably request in order to discharge its obligations under this Agreement.

     5. FUND PERSONNEL. The Administrator agrees to permit individuals who are directors, officers or employees of the Administrator to serve (if duly appointed or elected) as directors, officers or employees of the Fund, without remuneration from or other cost to the Fund.

     6. EXPENSES. The Administrator shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide administrative services to the Fund, including the payment of all fees, expenses and salaries of the directors, officers or employees of the Fund who are directors, officers or employees of the Administrator. The Fund shall bear the expense of its operation, except those specifically allocated to the Administrator under this Agreement or under any separate agreement between the Fund and the Administrator. Subject to any separate agreement or arrangement between the Fund and the Administrator, the expenses hereby allocated to the Fund, and not to the Administrator, include, but are not limited to: (i) organizational expenses; (ii) legal and audit expenses; (iii) borrowing expenses; (iv) interest; (v) taxes; (vi) governmental fees; (vii) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (viii) the cost (including brokerage commissions and issue or transfer taxes or other charges, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith;
(ix) fees of custodians, transfer agents, registrars, proxy voting services, pricing or valuation services or other agents or service providers; (x) expenses of preparing share certificates; (xi) expenses relating to the redemption or repurchase of shares; (xii) expenses of registering and qualifying shares for sale under applicable federal or state law and maintaining such registrations and qualifications; (xiii) expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices and dividends to stockholders; (xiv) cost of stationery; (xv) costs of stockholders and other meetings of the Fund, including any expenses relating to proxy solicitation and vote tabulation; (xvi) compensation and expenses of the independent directors of

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the Fund and officers of the Fund who are not  officers,  directors or employees of the Administrator or its affiliates, if any; (xvii) the Fund's portion of premiums of any fidelity bond and other insurance covering the Fund and its officers and directors; (xviii) the fees and other expenses of listing and maintaining the Fund's shares on the New York Stock Exchange or any other national stock exchange and (xiv) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund.

     7. COMPENSATION. As compensation for the services performed hereunder, the Administrator shall receive from the Fund an administration fee at the annual rate of 0.15% of the Fund's average daily total assets minus liabilities (other than the aggregate indebtedness entered into for purposes of leverage) ("Managed Assets"). This administration fee shall be payable monthly as soon as practicable after the last day of each month based on the average of the daily values placed on the Managed Assets of the Fund as determined at the close of business on each day throughout the month. The Managed Assets of the Fund will be valued as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on each business day throughout the month or, if the Fund lawfully determines the value of its Managed Assets as of some other time on each business day, as of such time. The first payment of such fee shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement. In the event that the Administrator's right to such fee commences on a date other than the first day of the month, the fee for such month shall be prorated based on the average daily Managed Assets of the Fund in that period from the date of commencement to the last day of the month. In the event this Agreement terminates before the end of any month, the fee for such month shall be prorated based on the average daily Managed Assets of the Fund in that period from the first day of the month to the date of termination. If the Fund determines the value of its Managed Assets more than once on any business day, the last such determination on that day shall be deemed to be the sole determination on that day. The value of the Managed Assets shall be determined pursuant to the applicable provisions of the Fund's Articles of Incorporation, its By-Laws and the 1940 Act. If, pursuant to such provisions, the determination of the net asset value of the Fund is suspended for any particular business day, then the value of the Managed Assets of the Fund on that day shall be deemed to be the value of its Managed Assets as determined on the preceding business day. If the determination of the net asset value of the Fund has been suspended for more than one month, the Administrator's compensation payable at the end of that month shall be computed on the basis of the value of the Managed Assets of the Fund as last determined (whether during or prior to such month).

     8. NON-EXCLUSIVE SERVICES. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Administrator who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Administrator to engage in any other business or to render services of any kind, including administrative services, to any other corporation, firm, individual or association, provided that any such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Administrator's ability to meet all of its obligations to the Fund hereunder.


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     9. LIMITATION OF LIABILITY.

          9.1 LIABILITY OF THE ADMINISTRATOR. Neither the Administrator nor any director, officer or employee of the Administrator performing services for the Fund at the direction or request of the Administrator in connection with the Administrator's discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any matter to which this Agreement relates; provided that nothing herein contained shall be construed (i) to protect the Administrator against any liability to the Fund or its stockholders to which the Administrator would otherwise be subject by reason of the Administrator's willful misfeasance, bad faith, or gross negligence in the performance of the Administrator's duties, or by reason of the Administrator's reckless disregard of its obligations and duties under this Agreement ("disabling conduct"), or (ii) to protect any director, officer or employee of the Administrator who is or was a director or officer of the Fund against any liability to the Fund or its stockholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Fund.

          9.2 INDEMNIFICATION BY THE FUND. The Fund will indemnify the Administrator against, and hold it harmless from, any and all expenses (including reasonable counsel fees and expenses) incurred investigating or defending against claims for losses or liabilities described in Section 9.1 not resulting from negligence, disregard of its obligations and duties under this Agreement or disabling conduct by the Administrator. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Administrator was not liable by reason of negligence, disregard of its obligations and duties under this Agreement or disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the
Administrator was not liable by reason of negligence, disregard of its obligations and duties under this Agreement or disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party directors") or (b) an independent legal counsel in a written opinion. The Administrator shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification hereunder in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The Administrator shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Administrator shall provide security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of the full Board, the members of which majority are disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Administrator will ultimately be found to be entitled to indemnification hereunder.

          9.3 INDEMNIFICATION BY THE ADMINISTRATOR. The Administrator shall indemnify the Fund and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Fund which result from: (i) the Administrator's failure to comply with the terms of this Agreement; or (ii) the Administrator's lack of

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good faith in performing its obligations hereunder; or (iii) the Administrator's negligence or misconduct or that of its employees, agents or contractors in connection herewith. The Fund shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of the Fund or its employees, agents or contractors other than the
Administrator   unless  such  negligence  or  misconduct   results  from  or  is
accompanied by negligence or misconduct on the part of the Administrator, any affiliated person of the Administrator, or any affiliated person of an affiliated person of the Administrator. Before confessing any claim against it which may be subject to indemnification hereunder, the Fund shall give the Administrator reasonable opportunity to defend against such claim in its own name or in the name of the Fund.

     10. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above written and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through January __, 2008. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof; provided such continuance is approved at least annually by vote or written consent of the directors, including a majority of the directors who are not interested persons of either party hereto ("Independent Directors"); and provided further, that the
Administrator shall not have notified the Fund in writing at least sixty (60) days prior to the first expiration date hereof or at least sixty (60) days prior to any expiration date in any year thereafter that it does not desire such continuation. The Administrator shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

     11. AMENDMENT OR ASSIGNMENT OF AGREEMENT. This Agreement may be amended at any time, but only by written agreement between the Administrator and the Fund, which amendment has been authorized by the Board, including the vote or written consent of a majority of the Independent Directors. This Agreement shall terminate automatically and immediately in the event of its assignment.

     12. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon at least sixty
(60) days' prior written notice to the other party; provided that, in the case of termination by the Fund, such action shall have been authorized by resolution of the Board, including the vote or written consent of a majority of the Independent Directors.

     13. INTERPRETATION AND DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any court, by rules, regulations or orders of the Commission validly issued pursuant to the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Specifically, the terms "assignment," "interested person" and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the

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Securities and Exchange Commission by any rule, regulation or order.

     14. GOVERNING LAW. Except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

     15. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the Fund (attn:
[Secretary]) or the Administrator (attn: [ ]) at their respective principal places of business (or to such other addresses or contacts as shall be designated by the Fund or the Administrator in a written notice to the other party).

     16. FORCE MAJEURE. The Administrator shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Administrator shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     17. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     18. SEVERABILITY AND SUCCESSORS. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     19. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior amendments and understandings relating to the subject matter hereof.

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     IN WITNESS  WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized all as of the date first written above.



                             RMK MULTI-SECTOR HIGH INCOME FUND, INC.

                             By:
                                ------------------------------------------------
                                Name:
                                Title:


                             MORGAN ASSET MANAGEMENT, INC.

                             By:
                                ------------------------------------------------
                                Name:
                                Title:

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